Exhibit 99.1

Combined Financial Statements and

Independent Auditor’s Report

HENRY'S FOODS, INC. AND

THE EIDSVOLD FAMILY, LLC

January 31, 2023 and 2022

CONTENTS

Independent Auditor’s Report	1-2

Financial Statements:

Combined Balance Sheets	3

Combined Statements of Income and Retained Earnings/Members’ Equity	4

Combined Statements of Cash Flows	5

Notes to Combined Financial Statements	6-11

Independent Auditor’s Report

Board of Directors, Stockholders, and Members

Henry's Foods, Inc. and

The Eidsvold Family, LLC

Alexandria, Minnesota

Report on the Audit of the Combined Financial Statements

Opinion

We have audited the combined financial statements of Henry’s Foods, Inc. and The Eidsvold Family, LLC, which comprise the combined balance sheets as of January 31, 2023 and 2022, and the related combined statements of income and retained earnings/members’ equity and cash flows for the years then ended, and the related notes to the combined financial statements.

In our opinion, the accompanying combined financial statements present fairly, in all material respects, the financial position of Henry’s Foods, Inc. and The Eidsvold Family, LLC as of January 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Combined Financial Statements section of our report. We are required to be independent of Henry’s Foods, Inc. and The Eidsvold Family, LLC and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Henry’s Foods, Inc.’s and The Eidsvold Family, LLC’s ability to continue as a going concern for one year after the date that the combined financial statements are issued.

Henry’s Foods, Inc. and The Eidsvold Family, LLC

Auditor’s Responsibilities for the Audit of the Combined Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Henry’s Foods, Inc.’s and The Eidsvold Family, LLC’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Henry’s Foods, Inc.’s and The Eidsvold Family, LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

COPELAND BUHL & COMPANY PLLP

April 14, 2023

HENRY'S FOODS, INC. AND

THE EIDSVOLD FAMILY, LLC

COMBINED BALANCE SHEETS

JANUARY 31, 2023 AND 2022

ASSETS	2023	2022
Current Assets:
Cash	$19,843	$28,992
Accounts receivable	8,554,389	7,324,869
Inventories	11,248,226	10,932,194
Federal tax deposit	429,164	452,476
Due from related parties	-	1,035,724
Other current assets, including interest receivable from stockholder and officer of $269,000 in 2022	1,014,243	1,330,400
Total Current Assets	21,265,865	21,104,655
Property and Equipment:
Land and improvements	1,648,968	1,648,968
Building and improvements	12,225,196	12,057,185
Machinery and equipment	14,642,125	14,189,658
Transportation equipment	14,588,380	13,378,333
Office equipment	1,130,664	1,130,664
	44,235,333	42,404,808
Accumulated depreciation	(25,728,425)	(24,269,202)
Property and Equipment, net	18,506,908	18,135,606
Right of Use Asset - Operating Lease	270,701	-
Notes Receivable from Stockholder and Officer	-	4,657,872
TOTAL ASSETS	$40,043,474	$43,898,133
LIABILITIES AND EQUITY
Current Liabilities:
Short-term debt	$279,844	$1,386,438
Current maturities of lease obligation - operating lease	134,453	-
Current maturities of long-term debt	3,523,556	1,065,447
Checks written in excess of bank balance	1,860,057	887,108
Accounts payable	1,586,181	2,838,818
Tobacco and sales taxes payable	3,895,044	2,942,126
Accrued expenses	6,064,084	3,991,389
Total Current Liabilities	17,343,219	13,111,326
Long-Term Liabilities:
Lease obligation - operating lease	100,383	-
Long-term debt	-	5,663,757
Note payable to officer/stockholder	-	129,000
Total Long-Term Liabilities	100,383	5,792,757
Total Liabilities	17,443,602	18,904,083
Equity:
Common stock - $1.00 par value; 25,000 shares authorized; 15,290 shares issued and outstanding	15,290	15,290
Additional paid in capital	233,036	233,036
Retained earnings/members' equity	22,351,546	24,745,724
Total Equity	22,599,872	24,994,050
TOTAL LIABILITIES AND EQUITY	$40,043,474	$43,898,133

See notes to financial statements.

HENRY'S FOODS, INC. AND

THE EIDSVOLD FAMILY, LLC

COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS/MEMBERS' EQUITY

YEARS ENDED JANUARY 31, 2023 AND 2022

	2023	2022
Net Sales	$329,111,788	$306,420,939
Cost of Sales	291,580,429	274,571,515
Gross Margin	37,531,359	31,849,424
General and Administrative Expenses	33,580,347	27,765,985
Income from Operations	3,951,012	4,083,439
Non-Operating Income (Expense)	(18,356)	2,581,461
Net Income	3,932,656	6,664,900
Retained Earnings/Members' Equity - Beginning of Year	24,745,724	19,877,514
Dividends and distributions	(6,326,834)	(1,796,690)
Retained Earnings/Members' Equity - End of Year	$22,351,546	$24,745,724

See notes to financial statements.

HENRY'S FOODS, INC. AND

THE EIDSVOLD FAMILY, LLC

COMBINED STATEMENTS OF CASH FLOWS

YEARS ENDED JANUARY 31, 2023 AND 2022

	2023	2022
Cash Flows from Operating Activities:
Net income	$3,932,656	$6,664,900
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	2,327,727	2,180,278
Bad debts	17,566	15,788
Noncash lease expense	(35,865)	-
Noncash officer compensation	717,277	-
Noncash interest expense	4,053	4,053
Gain on sale of equipment	(86,221)	(54,015)
Paycheck Protection Program (PPP) loan forgiveness	-	(2,676,300)
Changes in assets and liabilities:
Accounts receivable	(1,247,086)	(426,801)
Inventories	(316,032)	(3,881,712)
Federal tax deposit	23,312	3,499
Other current assets	316,157	732,265
Checks written in excess of bank balance	972,949	(573,122)
Accounts payable	(1,252,637)	409,470
Tobacco and sales taxes payable	952,918	(947,654)
Accrued expenses	2,072,695	1,917,485

Net Cash Provided by Operating Activities	8,399,469	3,368,134

Cash Flows from Investing Activities:
Payments from (advances to) related parties	1,035,724	(778,710)
Payments from stockholder and officer on notes receivable	3,940,595	1,274,894
Advances to stockholder and officer on notes receivable	-	(107,000)
Purchases of equipment and improvements	(2,852,122)	(1,514,584)
Proceeds from sale of equipment	239,314	177,608

Net Cash Provided by (Used in) Investing Activities	2,363,511	(947,792)

Cash Flows from Financing Activities:
Net (repayments) borrowings under short-term debt	(1,106,594)	959,677
Principal payments on long-term debt	(3,209,701)	(1,578,819)
Repayments of note payable to officer/stockholder	(129,000)	-
Dividends and distributions paid	(6,326,834)	(1,796,690)

Net Cash Used in Financing Activities	(10,772,129)	(2,415,832)

Net Increase (Decrease) in Cash	(9,149)	4,510
Cash - Beginning of Year	28,992	24,482

Cash - End of Year	$19,843	$28,992

See notes to financial statements.

HENRY'S FOODS, INC. AND

THE EIDSVOLD FAMILY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

JANUARY 31, 2023 AND 2022

Note 1:	Nature of Operations and Summary of Significant Accounting Policies

Henry’s Foods, Inc. is a distributor of candy, tobacco, paper, grocery and food service products to retail and commercial customers in the Upper Midwest. The Eidsvold Family, LLC owns and leases to Henry’s Foods, Inc. its operating facility located in Alexandria, Minnesota.

Statement Presentation

The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Basis of Combination

The combined financial statements include the accounts of Henry’s Foods, Inc. and The Eidsvold Family, LLC (collectively “Companies”). Majority ownership of both Companies is with the same individuals. All intercompany transactions and balances have been eliminated.

Use of Estimates

When preparing combined financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the combined financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to operations and a credit to an allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to bad debt expense and a credit to accounts receivable.

Inventories

Inventories are stated at the lower of cost or net realizable value; cost is determined using last-in, first-out (LIFO) and average cost methods.

Property and Equipment

Depreciation is computed by the straight-line method using estimated useful lives of 15 to 20 years for land improvements, 5 to 40 years for buildings and improvements, 3 to 20 years for machinery and equipment, 5 to 10 years for transportation equipment, and 3 to 15 years for office equipment.

Expenditures for maintenance and repairs are charged to operations when the expense is incurred. Expenditures determined to represent additions and betterments are capitalized.

HENRY'S FOODS, INC. AND

THE EIDSVOLD FAMILY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

JANUARY 31, 2023 AND 2022

Note 1:	Nature of Operations and Summary of Significant Accounting Policies (Continued)

Revenue Recognition in Accordance with FASB ASC 606

Henry’s Foods, Inc.’s revenues are generally provided under at will arrangements under written terms and conditions. The Company recognizes revenue when it satisfies a performance obligation by transferring control of the product to the customer, which occurs upon delivery. The transaction price can include variable consideration, such as discounts and rebates. Typical payment terms are net 7, net 10, net 14, or net end of month.

Henry’s Foods, Inc. is a distributor of candy, tobacco, paper, grocery and food service products in the upper Midwest. All transactions are initiated by authorization from the customer and each item requested is considered a distinct performance obligation. The Company’s sales are spread over numerous customers, reducing the risk of loss.

The timing of revenue recognition, billings and cash collections results in accounts receivable on the balance sheet. Amounts are billed upon completion of the Company’s performance obligation.

The net accounts receivable ending balances were as follows as of January 31, 2023, 2022 and 2021, respectively: $8,554,389, $7,324,869, and $6,913,856.

Cigarette and Tobacco Sales Taxes

Henry’s Foods, Inc. is responsible for taxes on all cigarette and tobacco products purchased. The Company purchases stamps from the State of Minnesota, South Dakota, Iowa and Wisconsin on a monthly basis to cover expected purchases. Stamps are maintained as an inventoried item at cost. All cigarette packs shipped out are required to have a stamp affixed. For tobacco shipments outside Minnesota, the Company receives a credit from the state as part of its monthly Cigarette Tax Return filing. Taxes are paid to the out-of-state taxing authorities with the monthly returns filed with those states. Tobacco taxes are accrued as part of the inventory item cost, and paid monthly with the return filing.

Advertising

Henry’s Foods, Inc. expenses advertising costs as they are incurred. Advertising expenses for the years ended January 31, 2023 and 2022, were $148,661 and $69,178, respectively.

Income Taxes

Income taxes on net income of Henry’s Foods, Inc. are payable personally by the stockholders pursuant to an election under Subchapter S of the Internal Revenue Code not to have the Company taxed as a corporation. Income taxes on net income of The Eidsvold Family, LLC are payable personally by the members. Accordingly, no provision has been made for income taxes. The Companies’ federal and state income tax returns are subject to possible examination by the taxing authorities until the expiration of the related statutes of limitations on those tax returns. In general, the federal and state income tax returns have a three year statute of limitations.

The Companies have elected to be taxed at the entity level rather than the individual stockholder or member level for certain state income taxes. The stockholders and members will receive a pro rata benefit for the taxes paid by the Companies, and accordingly, such payments are deemed to be attributable to the owners. Consequently, qualifying tax payments made by the Companies have been recorded as dividends to the stockholders and distributions to the members.

HENRY'S FOODS, INC. AND

THE EIDSVOLD FAMILY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

JANUARY 31, 2023 AND 2022

Note 1:	Nature of Operations and Summary of Significant Accounting Policies (Continued)

Leases

Effective February 1, 2022, Henry’s Foods, Inc. adopted the new lease accounting guidance in Accounting Standards Update No. 2016-02, Leases (Topic 842). The Company has elected the package of practical expedients permitted in ASC Topic 842. Accordingly, the Company accounted for its existing operating lease as an operating lease under the new guidance, without reassessing (a) whether the contract contains a lease under ASC Topic 842, (b) whether classification of the operating lease would be different in accordance with ASC Topic 842, or (c) whether the unamortized initial direct costs before transition adjustments (as of January 31, 2022) would have met the definition of initial direct costs in ASC Topic 842 at lease commencement. As a result of the adoption of the new lease accounting guidance, the Company recognized on February 1, 2022, a lease liability of $364,911 which represents the present value of the remaining lease payments using the Company’s incremental borrowing rate of 3.33%, and a right-of-use asset of $364,911.

Note 2:	Inventories

Inventories consist of the following as of January 31:

	2023	2022
FIFO Cost:
Inventories	$16,432,106	$14,518,059
Tobacco tax stamps	2,470,968	2,227,034
Total FIFO Cost	18,903,074	16,745,093
LIFO Reserve	(7,654,848)	(5,812,899)
	$11,248,226	$10,932,194
Inventories (LIFO)	$8,777,258	$8,705,160
Tobacco tax (FIFO)	2,470,968	2,227,034
	$11,248,226	$10,932,194

If the first-in first-out (FIFO) method had been used for all inventories, net income would have been $5,774,605 and $7,286,586 for the years ended January 31, 2023 and 2022, respectively.

Note 3:	Short-Term Debt

At January 31, 2023 and 2022, Henry’s Foods, Inc. had a line of credit subject to borrowing base adjustments with original maturity of September 23, 2024. The line was paid in full in February 2023 in conjunction with the sale of the Company. The line was collateralized by substantially all of the Company’s assets and was guaranteed by certain stockholders of the Company. The note was subject to covenants.

Information related to the line of credit agreement is as follows as of January 31:

	2023	2022
Credit available	$3,600,000	$8,995,575
Unused credit at January 31	$3,320,156	$7,609,137
Interest rate at January 31	6.35%	2.65%

HENRY'S FOODS, INC. AND

THE EIDSVOLD FAMILY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

JANUARY 31, 2023 AND 2022

Note 3:	Short-Term Debt (Continued)

During the year ending January 31, 2022, the Company had an additional line of credit in the amount of $5,000,000 which bore interest at a variable rate (one month LIBOR +1.75%). The line of credit was available beginning June 25 through October 1, 2021. The line was drawn on and paid in full during the year ending January 31, 2022.

Note 4:	Commitments

On February 1, 2022, the Company adopted ASU 2016-02 Leases to account for the leases as described in Note 1 using the effective date transition method which applies the standard on a prospective basis. Consequently, leases for reporting periods beginning after February 1, 2022 are presented under Topic 842, while prior period amounts are not adjusted and continue to be reported in accordance with Topic 840.

The Company conducts a portion of its operations in leased facilities under operating leases expiring through September 2025. The lease related asset and liability recorded on the combined balance sheets are as follows for the years ended January 31:

	2023	2022
Right of use asset - operating lease	$270,701	$-
Lease obligation - operating lease	$234,836	$-

Minimum monthly payments under the lease commitment are as follows for years ending January 31:

2024	$139,996
2025	96,126
2026	5,591
Total lease payments	241,713
Less: imputed interest	(6,877)
Present value of net minimum lease payments	234,836
Current portion	(134,453)
Long-term portion	$100,383

Lease expense charged to operations on all operating leases was $109,616 and $143,894 in 2023 and 2022, respectively.

HENRY'S FOODS, INC. AND

THE EIDSVOLD FAMILY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

JANUARY 31, 2023 AND 2022

Note 5:	Long-Term Debt

Long-term debt consists of the following as of January 31:

	2023	2022
Term note - The Eidsvold Family, LLC	$3,523,556	$3,869,142
Term note - Henry's Foods, Inc.	-	2,806,591
Vehicle loan	-	53,471
	3,523,556	6,729,204
Current maturities	(3,523,556)	(1,065,447)
	$-	$5,663,757

The term note – The Eidsvold Family, LLC matures in April 2023 and therefore is presented entirely as current maturities of long-term debt on the balance sheet at January 31, 2023. Interest and principal is payable monthly. The note bears interest at 6.32% and is secured by substantially all assets of the Companies and is subject to certain financial covenants. The note is presented net of unamortized loan costs of $4,400 and $8,453 at January 31, 2023 and 2022, respectively. The note is guaranteed by Henry’s Foods, Inc. The note was paid in full in February 2023.

The term note – Henry’s Foods, Inc. had an original maturity of October 2026 but was paid in full during the year ended January 31, 2023. The note bore interest at a variable rate, with a floor of 2.65% and was secured by substantially all of the Companies' assets and was subject to covenants.

The vehicle loan was collateralized by a vehicle, bore no interest, and had an original maturity of July 2026 but was paid in full during the year ended January 31, 2023.

Cash payments for interest on all obligations for the years ended January 31, 2023 and 2022 amounted to $242,472 and $272,297, respectively.

Note 6:	Paycheck Protection Program (PPP) Loan

The Company was granted a $2,676,300 loan under the PPP administered by a Small Business Administration (SBA) approved partner. The loan was uncollateralized and was fully guaranteed by the Federal government. The Company initially recorded a note payable and subsequently recorded forgiveness when the loan obligations were legally released by the SBA. The Company recognized $2,676,300 of loan forgiveness in non-operating income for the year ended January 31, 2022.

Note 7:	Non-Operating Income (Expense)

Non-operating income (expense) consists of the following for the years ended January 31:

	2023	2022
PPP loan forgiveness	$-	$2,676,300
Interest income	34,056	180,983
Interest expense	(248,715)	(275,822)
Miscellaneous	196,303	-
	$(18,356)	$2,581,461

HENRY'S FOODS, INC. AND

THE EIDSVOLD FAMILY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

JANUARY 31, 2023 AND 2022

Note 8:	Related Party Transactions

Henry’s Foods, Inc. credited to operations net sales from a related party owned by the stockholders of the Company in the amount of $480,997 and $6,949,067 for the years ended January 31, 2023 and 2022, respectively. As of January 31, 2022, the related party owed the Company $172,325. As of January 31, 2022, the Company owed the related party $108,546. There are no receivables from or payables to this related party at January 31, 2023.

Notes receivable from stockholder and officer bore interest at 3.5% with original maturities at various dates through March 2027. The notes were paid in full during the year ended January 31, 2023, in part through a bonus to an officer of $717,277. Total interest credited to operations from the stockholder and officer notes was $34,056 and $180,983 for the years ended January 31, 2023 and 2022, respectively.

The note payable to officer/stockholder bore interest at 9% with original maturity in February 2025. Interest charged to operations on the note payable to officer/stockholder for each of the years ended January 31, 2023 and 2022 was $11,610.

Note 9:	Profit-Sharing Plan

The Company has a profit-sharing plan that covers substantially all full-time employees with one year or more of service. Under the terms of the plan, annual contributions are determined by the Board of Directors. Contributions to the plan charged to operations were $281,679 and $195,356 in 2023 and 2022, respectively.

Note 10:	Contingencies

Guarantee

The Company has guaranteed debt incurred by a stockholder. The outstanding debt in the amount of $6,590,530 at January 31, 2023 is collateralized by 50% of the outstanding shares of the Company’s stock.

Self-Insurance

The Company is self-insured for employee health costs to a maximum of $80,000 per employee.

Note 11:	Concentration of Credit Risk – Cash

The Companies maintain cash balances at a financial institution in Minnesota which at times may exceed federally insured limits of up to $250,000. At January 31, 2023, the Companies’ uninsured balance totals $135,241.

Note 12:	Subsequent Events

Management has evaluated subsequent events through April 14, 2023, the date on which the combined financial statements were available to be issued.

On February 3, 2023, substantially all of the Companies’ assets were acquired by AMCON Distributing Company.